                                                                   EXHIBIT 10.42


                         EXECUTIVE TRANSITION AGREEMENT

         This EXECUTIVE TRANSITION AGREEMENT (this "Agreement"), dated as of December 14, 2001 (the "Effective Date"), is by and between NationsRent, Inc., a Delaware corporation ("Parent"), and James L. Kirk (the "Executive").

                                   BACKGROUND

A. The Executive is: (i) a Director, the Chairman of the Board, and Chief Executive Officer of Parent; and (ii) the President of Parent's direct and indirect corporate subsidiaries.

B. Parent and each of its direct and indirect subsidiaries (the "Subsidiaries" and, collectively with Parent, "Nations") intend to file a voluntary petition initiating cases under chapter 11 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, on or about December 17, 2001 (with the actual date of such filing being referred to as the "Filing Date").

C. Subject to the terms and conditions of this Agreement, Nations and the Executive have determined that it is in the best interests of Nations and its stakeholders that the Executive resign all of his director and officer positions with Nations.

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Executive and Nations agree as follows:

1. RESIGNATION. The Executive will unconditionally and irrevocably resign all of his director and officer positions with Nations on the earlier to occur of the following dates (with the earlier to occur of such dates being referred to as the "Resignation Date"): (i) the sixtieth
         (60th) day after the Effective Date; or (ii) the date that Parent appoints an interim or new President and Chief Restructuring Officer or President and Chief Operating Officer. On the Effective Date, the Executive will execute and deliver to Parent an irrevocable letter of resignation (in substantially the form set forth as EXHIBIT C hereto), which will be effective upon the Resignation Date.

2. SEVERANCE PAYMENT. The Executive will receive a severance payment from Parent in the amount of Two Million Dollars ($2,000,000) (the "Severance Payment") in the manner set forth in this Section 2. Specifically, prior to the Filing Date, the Parent will pay the Severance Payment to the Executive in the following manner:

         (a) Parent will pay the Executive One Million Dollars ($1,000,000) (less applicable taxes and other amounts required by law to be withheld) in cash; and

         (b) Parent will issue a promissory note (the "Note"), in the aggregate principal amount of One Million Dollars ($1,000,000) to the Executive, which Note will become due and payable on the Resignation Date, and will be in substantially the form attached as EXHIBIT A hereto.

3. SECURITY FOR THE NOTE. Prior to the Filing Date, as security for the Note, Parent will cause an irrevocable letter of credit in the amount of One Million Dollars ($1,000,000) (the "L/C") to be issued to the Executive by Fleet National Bank. The L/C will: (i) be in form and substance reasonably satisfactory to Parent and the Executive; (ii) expire no sooner than twenty (20) days after the Resignation Date; and
         (iii) provide that the Executive will be entitled to draw on the L/C if he certifies that: (A) Parent has not paid the outstanding principal on the Note on or before the seventh day after the Resignation Date; (B) the Executive has fully and completely performed all of his obligations arising under Sections 1 and 6 of this Agreement; and (C) the Release (as defined below) has not been revoked by Executive (and the 7 day rescission period applicable thereto has lapsed), has not been modified, and it constitutes a legal, valid, and binding obligation of Executive, enforceable in accordance with its terms.

4. BENEFITS. During the period commencing on the Resignation Date and ending on the first anniversary of the Resignation Date, the Executive will be entitled to health and medical benefits substantially similar to those offered by Parent to other executive officers of Parent. During the period between the Effective Date and the Resignation Date, the Executive will be entitled to an office (located at 450 E. Las Olas Blvd., Suite 1400, Ft. Lauderdale, Florida) and secretarial services.

5. D&O INSURANCE. For a period of three years following the Resignation Date, Parent will name the Executive as an insured under policies maintained by Parent for tail D&O insurance covering the Executive for liability resulting from acts and omissions of the Executive while he served as a director or officer of Nations.

6. RELEASES. On the Resignation Date, the Executive will execute and deliver to Nations a release in substantially the form set forth in EXHIBIT B hereto (the "Release"); PROVIDED, HOWEVER, that, if the Executive refuses to execute, revokes, or challenges the Release or any provision thereof, the Executive will forfeit any and all rights to the Severance Payment and will immediately return all or any portion of the Severance Payment received by the Executive. In addition, pursuant to a confirmed plan of reorganization of Parent, the Executive will receive customary releases and indemnification for liability resulting from acts and omissions of the Executive while he served as a director or officer of Nations.

7. EXPENSES. Parent will pay the reasonable out-of-pocket costs and expenses actually incurred by the Executive in connection with the negotiation, documentation, and defense of this Agreement, which costs will be prefunded by Parent by the deposit of a retainer with the Executive's counsel; PROVIDED, however, that the Executive will cause any unused portion of such retainer to be returned to the Parent on later of: (i) the third anniversary of the Filing Date, or (ii) the date on which any action challenging this Agreement is resolved (but only if such action is brought prior to the applicable statute of limitations).

8. WAIVER. No failure or delay by any party in exercising any right, power, or privilege under or with respect to this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

9. FURTHER ASSURANCES. Each party hereto agrees to take such further actions, and to execute and deliver such further documents and instruments, as the other party may reasonably request to consummate and evidence the transactions and agreements contemplated by this Agreement.

10. GOVERNING LAW. The validity, construction, and enforcement of this Agreement are governed by the internal laws of Florida.

11. INTERPRETATION; MISCELLANEOUS. This Agreement may be executed by the parties hereto in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement. Invalidity of any provision of this Agreement will not affect the validity of any other provision. The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

12. NOTICES. Any notice required by this Agreement or the Note will be in writing and will deemed to have been duly given when delivered in person or two business days after having been dispatched by an internationally recognized overnight courier service, and also as of the date the notice is transmitted by telecopier if the sender obtains and retains an electronic confirmation of receipt printed by the sender's telecopier. Any notice deposited in the United States mail will be deemed to have been delivered only if: (a) it is actually received by the party to which it is addressed in the ordinary course of delivery, or (b) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

         If to the Executive:               James L. Kirk
                                            600 San Marco Drive
                                            Ft. Lauderdale, FL 33301

         with a copy to:                    Kluger, Peretz, Kaplan & Berlin, PA
                                            201 S. Biscayne Blvd., 17th Floor
                                            Miami, FL 33131
                                            Attention: Howard J. Berlin, Esq.
                                            Telecopier: 305-379-3428

         If to Parent:                      NationsRent, Inc.
                                            450 East Las Olas, Suite 1400
                                            Ft. Lauderdale, FL 33301
                                            Attention: Joseph H. Izhakoff, Esq.
                                            Telecopier: 954-759-5838

         with a copy to:                    Jones, Day, Reavis, & Pogue
                                            77 West Wacker Drive
                                            Chicago, IL 60601
                                            Attention: Paul E. Harner, Esq.
                                            Telecopier: 312-782-8585

         However, notice may be delivered to such other address or addresses as either party may from time to time designate as to itself by like notice.

         IN WITNESS WHEREOF, Parent and the Executive have duly executed and delivered this Agreement as of the Effective Date.

                                                NATIONSRENT, INC.


                                                By:
                                                    ----------------------------
                                                Name:
--------------------------------------------          --------------------------
James L. Kirk, in his individual capacity       Title:
                                                       -------------------------

                                    EXHIBIT A

                                  FORM OF NOTE

         FOR VALUE RECEIVED, NationsRent, Inc., a Delaware corporation ("Maker"), promises to pay to James L. Kirk ("Payee"), in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000) (the "Principal Amount").

1.       AGREEMENT. This promissory note ("Note") is: (i) issued pursuant to
         Section 2(b) of that certain Executive Transition Agreement, dated as of December 14, 2001 (the "Agreement"), by and between Maker and Payee; and (ii) subject to the terms and conditions of the Agreement.

2. PAYMENT. Subject to Section 3, Maker will pay Payee the entire Principal Amount on the Resignation Date (as defined in the Agreement). This Note will not bear any interest.

3. PREPAYMENT. Maker may repay this Note, in whole or in part, at any time without any prepayment penalty and other charges or fees.

4. NOTICES. All notices or other communications required or permitted under this Note to Payee or Maker will be sent in accordance with
         Section 12 of the Agreement.

5. ASSIGNMENT. This Note, or any interest in this Note, may not be assigned by either party without the prior written consent of the other party to this Note.

6. GOVERNING LAW; INTERPRETATION. This Note will be governed and controlled as to interpretation, enforcement, validity, construction, and in all other respects by the laws, statutes and decisions of the State of Florida.

7. INVALIDITY. If any one or more of the provisions contained in this Note is determined to be invalid, illegal, or unenforceable in any respect, the validity, legality, or enforceability of all the remaining provisions will not be in any way be affected or impaired.

8. MISCELLANEOUS. To the extent Maker pays Payee the Principal Amount due and owing on this Note and is required by applicable law to withhold taxes and other applicable withholdings therefrom, Maker will be entitled to hold such amounts from such payment.

         IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed and delivered as of December 14, 2001.

                                                NATIONSRENT, INC.


                                                By:
                                                    ----------------------------
                                                Name:
                                                      --------------------------
                                                Title:
                                                       -------------------------

                                    EXHIBIT B

                                 FORM OF RELEASE

         I, James L. Kirk, in consideration of the obligations of NationsRent, Inc., a Delaware corporation ("Parent" and, together with each of its affiliates, the "Company"), under that certain Executive Transition Agreement, dated as of December 14, 2001 (the "Agreement"), by and between Parent and me, do hereby release and forever discharge as of the date hereof the Company and all present and former directors, officers, creditors, representatives, employees, successors and assigns of the Company, its direct or indirect owners, and any of their agents or advisors (collectively, the "Released Parties") to the extent provided below.

1. I understand that any payments or benefits paid or granted to me under the Agreement represent, in part, consideration for signing this General Release and are not salary, wages, or benefits to which I was already entitled. I understand and agree that I would not have otherwise received the payments and benefits specified in the Agreement unless I agreed to execute this General Release and to refrain from revoking this General Release.

2. Except for obligations of Parent arising under the Agreement and the Note, and except as provided in Section 4 of this General Release, I knowingly and voluntarily release and forever discharge the Company and the other Released Parties from any and all agreements, instruments, arrangements, claims, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys' fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date of this General Release) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties that I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866, as amended; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the "Claims").

3. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Section 2 of this General Release.

4. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967, as amended, that arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967, as amended).

5. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims. I further agree that I am not aware of any pending charge or complaint of the type described in
         Section 2 of this General Release as of the execution of this General Release.

6. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

7. I agree that I will forfeit all amounts payable by the Company pursuant to the Agreement if I challenge the validity of this General Release. I also agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees, and return all payments received by me pursuant to the Agreement.

8. I agree that this General Release is confidential and agree not to disclose any information regarding the terms of this General Release, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

9. Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the National Association of Securities Dealers, Inc. (NASD), any other self-regulatory organization or governmental entity.

10. I agree to reasonably cooperate with the Company in any internal investigation or administrative, regulatory, or judicial proceeding. I understand and agree that my cooperation may include, but not be limited to, making myself available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company's request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information; and turning over to the Company all relevant documents that are or may come into my possession all at times and on schedules that are reasonably consistent with my other permitted activities and commitments. I understand that in the event the Company asks for my cooperation in accordance with this provision, the Company will reimburse me solely for reasonable travel expenses, including lodging and meals, upon my submission of receipts.

11. Whenever possible, each provision of this General Release shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

12.      BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

         (A)      I HAVE READ IT CAREFULLY.

         (B) I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED; TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963; THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

         (C)      I VOLUNTARILY CONSENT TO EVERYTHING IN IT.

         (D) I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION.

         (E) I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE SUBSTANTIALLY IN ITS FINAL FORM TO CONSIDER IT AND ANY CHANGES MADE SINCE THE EFFECTIVE DATE (AS DEFINED IN THE AGREEMENT) VERSION OF THIS RELEASE ARE NOT MATERIAL (OR WERE MADE AT MY REQUEST) AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD.

         (F) I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED.

         (G) I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT.

         (H) I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: __________ ___, 200__                      BY:
                                                     ---------------------------
                                                    James L. Kirk

                                    EXHIBIT C

                              LETTER OF RESIGNATION

         I, James L. Kirk, hereby irrevocably resign all of my director and officer positions with NationsRent, Inc. ("Parent") and any and all of its direct and indirect subsidiaries effective as of the Resignation Date (as defined in that certain Executive Transition Agreement, dated as of December 14, 2001 (the "Agreement"), by and between Parent and me).



                                                   -----------------------------
                                                   James L. Kirk


                                      C-1